Exhibit 10.4

SECURITIES ACCOUNT CONTROL AGREEMENT

This Securities Account Control Agreement (as amended, restated, waived, supplemented and/or otherwise modified from time to time, the “Agreement”), dated as of November 21, 2024, by and among FAT Brands Inc., a Delaware corporation (the “Pledgor”), UMB Bank, N.A., not in its individual capacity but solely, in its capacity as the Trustee under the Indenture (as defined below) (the “Indenture Trustee”) and UMB Bank, N.A. not in its individual capacity but solely as securities intermediary (together with its successors and assigns, the “Securities Intermediary”). Each of the Pledgor, the Indenture Trustee and the Securities Intermediary are referred to herein collectively as the “Parties” and individually as a “Party.”

WHEREAS, the Pledgor is the direct or indirect owner of FB Resid Holdings I, LLC, a Delaware limited liability company (the “Issuer”);

WHEREAS, the Issuer and the Indenture Trustee have entered into the Indenture;

WHEREAS, the Parties have entered into that certain Pledge and Security Agreement, dated on or about the date hereof (the “Pledge Agreement”), by and among the Pledgor, the Indenture Trustee and the Securities Intermediary. to further collateralize the Obligations (as defined in the Indenture) which each of the Pledgor and the Issuer deem to be beneficial to their respective interests;

WHEREAS, the Pledgor is establishing with the Securities Intermediary an account in respect of the Secured Obligations referenced in the Pledge Agreement as securities account number 164496.1 (the “Securities Account”) in the name of Pledgor;

WHEREAS, the Pledgor intends to deposit in the Securities Account the Pledged Shares; and

WHEREAS, the Pledgor has granted a security interest in the Securities Account and all property from time to time credited thereto for the benefit of the Indenture Trustee pursuant to the Pledge Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

Section 1. Definitions. Capitalized terms used but not defined in this Agreement shall have the meanings provided in the Indenture or Pledge Agreement, as applicable. In addition, the following defined terms shall have the meanings provided below.

(a) “Entitlement Orders” shall mean “entitlement orders” as such term is defined in Section 8-102(a)(8) of the UCC.

(b) “Indenture” shall mean the Indenture, dated as of July 10, 2023, by and between the Issuer, the Indenture Trustee and the Securities Intermediary (as amended, restated, waived, supplemented and/or otherwise modified from time to time).

(c) “Market Order” shall mean any Entitlement Order to purchase or sell any Pledged Shares intended to be executed in a “brokers’ transaction” (within the meaning of Section 4(4) of the Securities Act of 1933, as amended) on a Trading Market, whether such transaction is executed by the Securities Intermediary or another clearing broker-dealer firm.

(d) “Pledged Shares” means the shares of Class A Common Stock, par value $0.0001 per share, of Twin Hospitality Group Inc. (or any successor to such entity) that are owned by Pledgor and not distributed to its shareholders at the time of the Twin Peaks Listing Event.

(e) “Trading Market” means, as of any date of determination, any Acceptable Exchange on which the Pledged Shares are listed or quoted for trading on the date in question.

(f) All other terms used herein which are defined in Article 8 or Article 9 of the UCC and which are not otherwise defined herein are used herein as so defined.

Section 2. Appointment of Securities Intermediary. Each of Pledgor and the Indenture Trustee hereby appoints the Securities Intermediary under this Agreement and the Securities Intermediary agrees to perform the duties of Securities Intermediary as hereinafter specified. The Securities Intermediary is not a party to or bound by any agreement which may be evidenced by or arise out of the instructions in this Agreement contained, except as to its duties as Securities Intermediary hereby expressly undertaken. The Securities Intermediary is not responsible or liable in any manner for the sufficiency, correctness, genuineness or validity of any securities or instrument deposited into the Securities Account with it hereunder, or with respect to the form or execution of the same, or the identity, authority, or right of any person executing or depositing the same, or with respect to the legality of the sale of the Pledged Shares, or any such securities or instrument by or for the Pledgor, or the proprietary of the amount for which the same may be sold.

Section 3. Establishment of Securities Account.

(a) The Pledgor hereby directs the Securities Intermediary to establish, and the Securities Intermediary hereby does establish, the Securities Account. The Securities Intermediary will maintain the Securities Account in the name of “FAT Brands Inc., subject to the lien of the Indenture Trustee, for the benefit of the Secured Parties.”

(b) The Securities Intermediary hereby confirms and agrees with the Pledgor and Indenture Trustee that:

(i) the Securities Account and any rights or proceeds derived therefrom are subject to a security interest in favor of the Indenture Trustee on behalf of the Secured Parties arising under the Pledge Agreement and the Securities Intermediary shall hold financial assets and cash proceeds on deposit in the Securities Account for the sole benefit of the Indenture Trustee on behalf of the Secured Parties;

(ii) subject to this Agreement, the Pledge Agreement and the Indenture, all securities or other property underlying any financial assets credited to the Securities Account (other than cash) shall be registered in the name of Pledgor, indorsed to the Securities Intermediary or in blank;

(iii) the Securities Intermediary shall, without further action by any Party, credit to the Securities Account all interest, dividends and other income received by the Securities Intermediary on the Pledged Shares;

(iv) the Securities Account is a “securities account” as defined in Section 8-501(a) of the UCC in respect of which the Securities Intermediary is a “securities intermediary” within the meaning of Section 8-102(a)(14) of the UCC;

(v) each item of property (including any security, investment property or other financial asset or cash) credited to the Securities Account shall be treated as a “financial asset” within the meaning of Section 8-102(a)(9) of the UCC;

(vi) the Securities Intermediary shall not change the name or account number of the Securities Account or any component account or sub-account thereof without the prior written consent of the Indenture Trustee (at the direction of the Controlling Class Representative); and

(vii) the Securities Intermediary shall promptly deliver copies of all statements, confirmations and other correspondence concerning the Securities Account and/or any financial assets credited thereto simultaneously to each of the Pledgor and the Indenture Trustee in the manner set forth for notices in Section 12 of this Agreement.

2

(c) Nothing contained in this Agreement or in the Pledge Agreement shall or shall be deemed or construed to afford to Pledgor any right of consent or any other right with respect to the Securities Account or any asset credited thereto if such right is inconsistent with or contrary to, the Indenture Trustee having “control” over the Securities Account (within the meaning of Section 8-106 of the UCC).

Section 4. Operation of the Securities Account.

(a) Upon execution of this Agreement, the Securities Intermediary shall establish the Securities Account, and the Pledgor shall deliver or cause to be delivered to the Securities Intermediary via DTC the Pledged Shares into the Securities Account.

(b) Subject to Section 5, upon written direction from the Pledgor, the Securities Intermediary will comply with Entitlement Orders originated by the Pledgor. For the avoidance of doubt, the Pledgor shall deliver Entitlement Orders with respect to the Pledged Shares solely in accordance with this Agreement, the Pledge Agreement and Indenture.

(c) With respect to any written disbursement direction, the Pledgor (i) certifies they have reviewed any wire instructions set forth herein or therein to confirm such wire instructions are accurate, (ii) agrees to indemnify and hold harmless the Securities Intermediary from and against any and all claim, demand, loss, liability, or expense sustained, including but not limited to attorney fees and expenses resulting directly or indirectly as a result of making the disbursement requested, and (iii) agrees it will not seek recourse from the Securities Intermediary as a result of losses incurred by it for making the disbursement in accordance with such disbursement direction.

Section 5. Entitlement Orders.

(a) Market Orders. Subject to Section 5(c) and Section 5(d), the Securities Intermediary shall comply with all Market Orders originated by the Pledgor without further consent or acknowledgment by any other Party. In no event shall the Securities Intermediary be liable for determining that a Market Order that is substantially in the form of Exhibit C hereto.

(b) Non-Market Orders. Subject to Section 5(c) and Section 5(d), the Securities Intermediary shall comply with any Entitlement Order originated by the Pledgor that is not a Market Order, but only with the prior written consent of Indenture Trustee (at the direction of the Controlling Class Representative); provided, no such consent shall be required for a non-Market Order that is (x) to be executed at a price within five percent (5%) of the 5-trading day volume weighted average price and (y) is made with respect to Securities Collateral with a value at least equal to $15,000,000 (based on the price referred to in clause (x)).

(c) If at any time the Securities Intermediary shall receive any Entitlement Order from the Indenture Trustee (acting at the direction of the Controlling Class Representative) directing transfer or redemption of any financial asset relating to the Securities Account, the Securities Intermediary shall comply with such Entitlement Order without further consent by the Pledgor or any other person. If the Pledgor is otherwise entitled to issue Entitlement Orders and such orders conflict with any Entitlement Order issued by the Indenture Trustee, the Securities Intermediary shall follow the orders issued by the Indenture Trustee.

(d) If, at any time, the Indenture Trustee (acting at the direction of the Controlling Class Representative) delivers to the Securities Intermediary a notice of sole control (a “Notice of Sole Control”) in substantially the form set forth in Exhibit D hereto, the Securities Intermediary agrees that after receipt of such notice, it will take all instruction with respect to the Securities Account solely from the Indenture Trustee, until such time as it receives a notice from the Indenture Trustee that such Notice of Sole Control has been terminated.

3

(e) Without limiting Section 9.3 of the Indenture, the delivery of any Notice of Sole Control and each other action by the Indenture Trustee under this Section 5 shall be made at the direction of the Controlling Class Representative, and any delivery of a Notice of Sole Control or other Entitlement Order by the Indenture Trustee shall be subject to the occurrence of an Event of Default and the terms of the Pledge Agreement; provided, that the Securities Intermediary shall not have any obligation to confirm that the requirements of this Section 5(e) are satisfied.

Section 6. Cash Proceeds in Securities Account.

(a) Unless and until a Notice of Sole Control shall have been delivered to the Securities Intermediary, all cash Proceeds (as defined in the Pledge Agreement) shall be held by the Securities Intermediary, and distributed by the Securities Intermediary in accordance with (i) the instructions of the Indenture Trustee in accordance with Section 8 of the Pledge Agreement, and that instructs Securities Intermediary as to the disbursement of some or all of the cash proceeds or (ii) a final non-appealable order of a court of competent jurisdiction (a “Final Order”) accompanied by a written certification of outside counsel attesting that such Final Order is final and not subject to any further appeal or proceedings, along with an instruction letter from an Authorized Representative of the prevailing Party given to all other Parties to effectuate such Final Order. The Securities Intermediary shall be entitled to conclusively rely upon any such certification and instruction.

(b) Following delivery of a Notice of Sole Control that has not been revoked by the Indenture Trustee, all cash proceeds of sales, pledges and other dispositions of Pledged Shares from the Securities Account shall be held by the Securities Intermediary, and distributed by the Securities Intermediary only in accordance with the instructions of the Indenture Trustee (acting at the direction of the Controlling Class Representative).

(c) Any instructions related to the transfer or distribution of monies, securities or other assets in the Securities Account must, in order to be deemed delivered and effective, be in writing and executed by the appropriate Party or Parties as evidenced by the signatures of the person or persons signing this Agreement or one of the designated persons as set forth on the Designation of Authorized Representatives attached hereto as Exhibit B (each an “Authorized Representative”), and delivered to Securities Intermediary only by email or other electronic means (with electronic confirmation of error free receipt) or as a Portable Document Format (“PDF”) attached to an email only at the email address for notices provided for in Section 12 of this Agreement. Securities Intermediary shall not be liable to any Party or other person for refraining from acting upon any instruction for or related to the transfer or distribution of the Securities Account that does not satisfy the requirements herein.

(d) Without limiting the foregoing, the Securities Intermediary shall be authorized to disburse any Proceeds and Pledged Shares if so directed in a joint written instruction received by Securities Intermediary that is executed by an Authorized Representative of each of Pledgor and the Indenture Trustee (at the direction of the Controlling Class Representative) substantially in the form of Exhibit A attached hereto (“Joint Payment Instructions”).

Section 7. Reserved.

4

Section 8. Other Levies.

(a) The financial assets and other items deposited in or credited to the Securities Account will not be subject to deduction, set-off, banker’s lien, or any other right in favor of any person other than the Indenture Trustee, except that the Securities Intermediary may set off, free of the Indenture Trustee’s security interest (i) all amounts due to the Securities Intermediary in respect of customary fees and expenses for the routine maintenance and operation of the Securities Account and (ii) the face amount of any checks or other deposit items that have been credited to the Securities Account but are subsequently returned unpaid for any reason, including those returned without collection because of uncollected or insufficient funds.

(b) If the Securities Intermediary receives a levy or other governmental, regulatory or judicial instruction, other than a Final Order under Section 6(a), to withdraw or disburse principal, cash or securities, or any combination thereof from the Securities Account, the Securities Intermediary shall comply with such order and shall promptly notify each of the other Parties of the receipt of such order and the status of its compliance therewith.

Section 9. Conflict with Other Agreements.

(a) In the event of any conflict between this Agreement (or any portion thereof) and any other agreement now existing or hereafter entered into, the terms of this Agreement shall prevail; provided that, in the event of any conflict between this Agreement (or any portion thereof) and the Pledge Agreement (or any portion thereof), the terms of the Pledge Agreement shall prevail.

(b) No amendment or modification of this Agreement or waiver of any right hereunder shall be binding on any party hereto unless it is in writing, is signed by all of the parties hereto.

(c) The Securities Intermediary hereby confirms and agrees that:

(i) Other than the Pledge Agreement, there are no other agreements entered into between the Securities Intermediary and the Pledgor with respect to the Securities Account;

(ii) It has not entered into, and until the termination of this Agreement will not enter into, any agreement with any other person relating to the Securities Account and/or any financial assets credited thereto pursuant to which it has agreed to comply with Entitlement Orders of such other person; and

(iii) It has not entered into, and until the termination of this Agreement will not enter into, any agreement with the Pledgor or the Indenture Trustee purporting to limit or condition the obligation of the Securities Intermediary to comply with Entitlement Orders.

Section 10. Adverse Claims. Except for the claims and interest the Indenture Trustee in the Securities Account, and without independent inquiry or investigation of any kind, an officer of the Securities Intermediary responsible for the administration of this Agreement has not received written notice of any claim to, or interest in, the Securities Account or in any “financial asset” (as defined in Section 8-102(a)(9) of the UCC) credited thereto. If any person asserts any lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against the Securities Account or in any financial asset carried therein, the Securities Intermediary will promptly notify each of the parties hereto upon receiving written notice or other actual knowledge thereof.

Section 11. Successors; Assignment. The terms of this Agreement shall be binding upon the Parties, and shall inure to the benefit of, the Parties and their respective corporate successors or heirs and personal representatives who obtain such rights solely by operation of law. Each Party may assign its rights hereunder only with the express written consent of each other Party.

5

Section 12. Notices. Any notice, request or other communication required or permitted to be given under this Agreement shall be in writing and deemed to have been properly given when delivered in person, or when sent by email or other electronic means and electronic confirmation of error free receipt is received, or two days after being sent by certified or registered United States mail, return receipt requested, postage prepaid, addressed to the Party at the address set forth below (provided, however, that notwithstanding the foregoing, in no event shall any notice, request or other communication to the Securities Intermediary be deemed to be received by it unless and until actually received by it). Any Party may change its address or email address for notices by provided notice of such change to all other Parties in the manner set forth in this Section 12.

Pledgor:	FAT Brands Inc.
9720 Wilshire Blvd., Suite 500
Beverly Hills, CA 90212
Attention: Chief Executive Officer
Email:

Indenture Trustee:	UMB Bank, N.A.
100 William Street, Suite 1850 New York, NY 10038
Attention: Michele Voon

Securities Intermediary:	UMB Bank, N.A.
100 William Street, Suite 1850 New York, NY 10038
Attention: Michele Voon
Email:

Section 13. Termination; Resignation of the Securities Intermediary. The obligations of the Securities Intermediary to the Indenture Trustee and the Pledgor pursuant to this Agreement shall continue in effect until the security interests of the Indenture Trustee in the Securities Account have been terminated pursuant to the terms of the Pledge Agreement and the Pledgor (with the consent of Indenture Trustee at the direction of the Controlling Class Representative) has notified the Securities Intermediary of such termination in writing. The Pledgor (with the consent of Indenture Trustee at the direction of the Controlling Class Representative) agrees to provide such notice of termination to the Securities Intermediary upon the request of the Pledgor on or after the termination of the Indenture Trustee’s security interest in the Securities Account pursuant to the terms of the Pledge Agreement. The Securities Intermediary and any successor thereto may at any time resign by giving sixty (60) days’ written notice by registered, certified or express mail to the Indenture Trustee and the Pledgor; provided that such resignation shall take effect only upon the effective date of the appointment of a successor Securities Intermediary acceptable to the Indenture Trustee and the Pledgor, as evidenced by their written consent and the acceptance in writing by such successor Securities Intermediary of such appointment and of its obligation to perform its duties hereunder in accordance with the provisions hereof. Subject to the preceding sentence, if on the sixtieth (60th) day after written notice of resignation is delivered by a resigning party as described above, no successor party or temporary successor Securities Intermediary has been appointed in accordance herewith, the resigning party may petition a court of competent jurisdiction in the State of New York for the appointment of a successor in accordance with Section 18.

6

Section 14. Representations, Warranties and Covenants of the Securities Intermediary. The Securities Intermediary hereby makes the following representations, warranties and covenants:

(a) This Agreement is the legal, valid and binding obligation of the Securities Intermediary, subject to (i) the effect of bankruptcy, insolvency or similar laws and (ii) general equitable principles (whether enforceability of such principles is considered in a proceeding at law or in equity).

(b) The Securities Intermediary is duly organized and validly existing under the laws of the jurisdiction of its organization and, if relevant under such laws, in good standing.

(c) The Securities Intermediary has the power to execute this Agreement and any other documentation relating to this Agreement to which it is a party, to deliver this Agreement and any other documentation relating to this Agreement that it is required by this Agreement to deliver and to perform its obligations under this Agreement and has taken all necessary action to authorize such execution, delivery and performance; and this Agreement has been, and each other document will be, duly executed and delivered by it.

(d) The execution and delivery of this Agreement and the performance by the Securities Intermediary of the terms of this Agreement do not conflict with or result in a violation of (i) any United States federal or State of New York regulation or law governing the banking trust powers of the Securities Intermediary or (ii) the organizational documents of the Securities Intermediary.

(e) No consent, approval, authorization or other action by or filing with any United States federal or New York State agency or other governmental body under any United States federal or New York State regulation or law, having jurisdiction over the banking or trust powers of the Securities Intermediary, is required in connection with the execution and delivery by the Securities Intermediary of this Agreement to which it is a party, or performance of the Securities Intermediary’s obligations under this Agreement.

(f) The Securities Intermediary is and shall at all times be a “qualified custodian” as defined under Section 17 of the Investment Company Act of 1940, as amended.

(g) The Securities Intermediary will comply at all times with the duties of a “Securities Intermediary” under Article 8 of the UCC.

Section 15. Rights and Immunities; Indemnification, Fees and Expenses.

(a) The Pledgor hereby agrees that the Indenture Trustee and the Securities Intermediary is released from any and all liabilities to the Pledgor arising from the terms of this Agreement and the compliance of the Securities Intermediary with the terms hereof, except to the extent that such liabilities arise from the Indenture Trustee’s or Securities Intermediary’s willful misconduct or gross negligence, in each case, as determined by a court of competent jurisdiction in a final non-appealable order. Without limitation to the Indenture Trustee’s or Securities Intermediary’s rights, protections, immunities and indemnities under this Agreement, each of the Parties shall be entitled to the rights, protections, immunities and indemnities afforded to them in the Pledge Agreement and Indenture, as applicable.

(b) The Pledgor acknowledges and agrees that the Securities Intermediary and the Indenture Trustee shall be entitled to all applicable fees, indemnities and reimbursements of costs and expenses set forth in the Pledge Agreement in connection with the execution, delivery and performance of this Agreement and the exercise of their respective rights and remedies hereunder.

(c) This Section 15 shall survive the termination of this Agreement for any reason whatsoever.

Section 16. Counterparts. This Agreement may be executed in any number of counterparts (including by e-mail), all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing and delivering one or more counterparts.

7

Section 17. Certain Rights of Securities Intermediary.

(a) This Agreement shall not subject the Securities Intermediary to any duty, obligation or liability except as is expressly set forth herein and the Securities Intermediary shall satisfy those duties expressly set forth in this Agreement so long as it acts without, gross negligence or willful misconduct. In particular (without implied limitation), the Securities Intermediary need not investigate whether any Party is entitled under the Pledge Agreement, or otherwise, to give any Entitlement Order or any other directions, instructions or other orders in any instance. Without limiting the generality of the foregoing, the Securities Intermediary shall not be subject to any fiduciary or other implied duties and the Securities Intermediary shall not have any duty to take any discretionary action or exercise any discretionary powers.

(b) The Securities Intermediary may rely upon the contents of any notice, consent, instruction or other communication or document that the Securities Intermediary believes in good faith to be genuine and from the proper person or entity, without any further duty of inquiry or independent investigation on its part. The Securities Intermediary shall have no duty to inquire into the authority of the person giving any such notice or instruction.

(c) Except with respect to the existence of the security interest granted by the Pledgor in the Securities Account in favor of the Indenture Trustee for the benefit of the Secured Parties, the Securities Intermediary shall not be deemed to have any knowledge (imputed or otherwise) of any of the terms or conditions of the Pledge Agreement or any other document referred to herein or relating to any financing arrangement between the Pledgor and the Indenture Trustee, or of any breach thereof. The Securities Intermediary has no obligation to inform any person of any breach or to take any action in connection with any of the foregoing, except such actions regarding the Securities Account as are specified in this Agreement. The Securities Intermediary is not responsible for the enforceability or validity of any security interest, whether with respect to the Securities Account or otherwise, or whether pursuant to the Pledge Agreement, this Agreement or otherwise, and is not responsible for the sufficiency of this Agreement for any purpose (including without limitation its sufficiency to create or perfect any security interest; provided however that the foregoing shall not be construed to release the Securities Intermediary from performing its enumerated duties set forth in this Agreement).

Section 18. Governing Law and Jurisdiction.

(a) This Agreement and the Securities Account shall be governed by the law of the State of New York. Regardless of any provision in any other agreement, for purposes of the UCC, New York shall be deemed to be the Securities Intermediary’s jurisdiction (within the meaning of Section 8-110 of the UCC) and the Securities Account (as well as the security entitlements related thereto) shall be governed by the law of the State of New York. To the extent that the Securities Account (into which cash is credited as set forth herein) is re-characterized as a “deposit account” (within the meaning of Section 9-102(a)(29) of the UCC), New York shall be deemed to be the “bank’s jurisdiction” (within the meaning of Section 9-304(b) of the UCC). The Parties covenant that no amendment with respect to the Securities Account shall be entered into that would have the effect of changing the parties’ choice of law set forth in the previous sentence without the prior written consent of each Party. In case any provision in this Agreement shall be invalid, illegal, or unenforceable as determined by a court of competent jurisdiction in a final non-appealable order, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

8

(b) With respect to any suit, action or proceedings relating to this Agreement or any matter between the parties arising under or in connection with this Agreement (“Proceedings”), each Party irrevocably: (i) submits to the non-exclusive jurisdiction of the Supreme Court of the State of New York sitting in the Borough of Manhattan and the United States District Court for the Southern District of New York, and any appellate court from any thereof; and (ii) waives any objection that it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such Party. Nothing in this Agreement precludes any Party from bringing Proceedings in any other jurisdiction, nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction. Regardless of any provision, in any other agreement, for purposes of the UCC, with respect to the Securities Account, the State of New York shall be deemed to be the security intermediary’s jurisdiction (within the meaning of Section 8-110 of the UCC).

(c) Each Party agrees that service of process may be effected by mailing a copy thereof by registered or certified mail, postage prepaid, to the applicable Party at its address specified in Section 12 of this Agreement, and the Parties irrevocably consent to service of process given in the manner provided for notices in Section 12. Nothing in this Agreement will affect the right of any Party to serve process in any other manner permitted by law.

(d) EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT THAT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING.

(e) Anything in this Agreement notwithstanding, in no event shall the Securities Intermediary be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Securities Intermediary has been advised of such loss or damage and regardless of the form of action.

Section 19. Patriot Act. In order to comply with the laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including, without limitation, those relating to the funding of terrorist activities and money laundering, including Section 326 of the USA PATRIOT ACT of the United States (“Applicable Law”), the Securities Intermediary is required to obtain, verify, record and update certain information relating to individuals and entities which maintain a business relationship with the Securities Intermediary. Accordingly, each of the parties agrees to provide to the Securities Intermediary upon reasonable request from time to time such identifying information and documentation as may be reasonably available for such party in order to enable the Securities Intermediary to comply with Applicable Law.

[Signature page follows]

9

IN WITNESS WHEREOF, the Parties hereto have caused this Securities Account Control Agreement to be duly executed as of the date first above written.

FAT BRANDS INC., as Pledgor

By:	/s/ Robert G. Rosen
Name:	Robert G. Rosen
Title:	Co-Chief Executive Officer

UMB BANK, N.A., as Indenture Trustee

By:	/s/ Michele Voon
Name:	Michele Voon
Title:	Senior Vice President

UMB BANK, N.A., as Securities Intermediary

By:	/s/ Michele Voon
Name:	Michele Voon
Title:	Senior Vice President

[Signature page to Securities Account Control Agreement]

10

EXHIBIT A

FORM OF JOINT PAYMENT INSTRUCTIONS

UMB Bank, N.A.

100 William Street, Suite 1850

New York, NY 10038

Attention: Michele Voon

Email:

[Date]

Re: Securities Account No. 164496.1

Dear Sir or Madam:

We refer to that certain Securities Account Control Agreement (the “Control Agreement”), dated November 19, 2024, by and among FAT Brands Inc., a Delaware corporation (the “Pledgor”), UMB Bank, N.A., a national banking association (the “Indenture Trustee”) and UMB Bank, N.A., a national banking association (the “Securities Intermediary”).

Capitalized terms in this letter that are not otherwise defined shall have the same meaning given to them in the Control Agreement.

Pursuant to Section 6(a) of the Control Agreement, the Parties hereby instruct the Securities Intermediary to release and transmit monies from the Securities Account, or the portion specified below, to the specified Party or Parties as instructed below:

Amount:

(In writing)

Beneficiary:

City:

Country:

US Instructions:

Bank Name:

Bank Address:

ABA Number:

Credit A/C Name:

Credit A/C #:

Credit A/C Address:

If Applicable:

FFC A/C Name:

FFC A/C #:

FFC A/C Address:

FAT BRANDS INC., as Pledgor:

By:
Name:	Robert G. Rosen
Title:	Co-Chief Executive Officer

UMB BANK, N.A., as Indenture Trustee:

By:
Name:
Title:

EXHIBIT B

DESIGNATION OF AUTHORIZED REPRESENTATIVES

The undersigned, being the duly elected, qualified and acting Co-Chief Executive Officer of FAT Brands Inc. does hereby certify:

1. That each of the following individuals is, as of the date hereof, an “Authorized Representative” of FAT Brands Inc., as such term is defined in the Securities Account Control Agreement (the “Agreement”), dated as of November 21, 2024, by and among FAT Brands Inc., a Delaware corporation (the “Pledgor”), UMB Bank, N.A., a national banking association (the “Indenture Trustee”) and UMB Bank, N.A., a national banking association (the “Securities Intermediary”).

2. That the signature appearing opposite each Authorized Representative’s name is the true and genuine signature of such Authorized Representative, and that each Authorized Representative’s contact information is current and up-to-date at the date hereof.

3. Each of the Authorized Representatives is authorized to issue instructions to the Securities Intermediary, confirm funds transfer instructions by callback or email confirmation to the Securities Intermediary, and effect changes in Authorized Representatives, all in accordance with the terms of the Agreement.

NAME	SIGNATURE	TELEPHONE, CELL NUMBER and EMAIL ADDRESS

Robert G Rosen		(ph)
(cell)
(email)

Kenneth J. Kuick		(ph)
(cell)
(email)

Allen Z. Sussman		(ph)
(cell)
(email)

FOR SECURITY, PLEASE CROSS OUT ALL UNUSED SIGNATURE LINES

4. That pursuant to the Party’s governing documents, the undersigned has the power and authority to execute this Designation on behalf of such Party, and that the undersigned has so executed this Designation as of the date set forth below.

[Signature page follows]

FAT BRANDS INC.,:

By:
Name:	Robert G. Rosen
Title:	Co-Chief Executive Officer

EXHIBIT C

RESERVED

EXHIBIT D

NOTICE OF SOLE CONTROL

[Letterhead of Lender]

[Date]

[Address]

Re:	Securities Account Number: 164496.1
Notice of Exclusive Control

Ladies and Gentlemen:

Reference is made to the Securities Account Control Agreement dated as of November [_], 2024 (the “Agreement”) by and among FAT Brands Inc., a Delaware corporation (the “Pledgor”), UMB Bank, N.A., not in its individual capacity but solely, in its capacity as the Trustee under the Indenture (the “Indenture Trustee”) and UMB Bank, N.A. not in its individual capacity but solely as securities intermediary (together with its successors and assigns, the “Securities Intermediary”) regarding the above-described securities account (the “Securities Account”).

In accordance with the Agreement, we hereby give you notice of our exercise of exclusive control over the Securities Account, and we hereby instruct you to transfer collected and available funds to our account as follows:

Bank Name:
Address:
ABA Routing:
Account No.:
Reference:

Very truly yours,

UMB Bank, N.A.,

By:
Name:
Title: